Exhibit 99.1

Innodata Reports Second Quarter 2021 Results

Revenue up 23 percent from the year-ago quarter

AI-based solutions and industry platforms driving growth

NEW YORK – August 5, 2021 – INNODATA INC. (NASDAQ: INOD) today reported results for the second quarter ended June 30, 2021.

•	Revenue for the quarter ended June 30, 2021 was $17.0 million, up 23% year over year.

•	Net loss for the quarter ended June 30, 2021 was $0.1 million, or $0.00 per basic and diluted share, versus a net loss of $0.5 million, or $0.02 per basic and diluted share, in the year-ago quarter.

•	Revenue for the first six months of 2021 was $33.0 million, up 16% from the year-ago period.

•	Net income for the first six months of 2021 was $0.3 million, or $0.01 per basic and diluted share, versus a net loss of $0.8 million, or $0.03 per basic and diluted share, in the year-ago period.

•	Cash and cash equivalents were $22.1 million at June 30, 2021 up from $17.6 million at December 31, 2020.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Jack Abuhoff, CEO, said, “We’re pleased to be reporting a strong growth quarter. As a result of strong first-half bookings and late-stage pipeline opportunities, we anticipate continuing to achieve 20% or more year over year growth in the remaining quarters of the year. Moreover, we expect growth to accelerate in the second half of 2021 over the first half of 2021 with continued acceleration in 2022 driven by expansions in business from new and recently-won customers and pipeline growth as our expanding salesforce becomes fully productive.

“Operationally, we are executing very well. We have reduced structural costs by $6 million since the end of 2019 and this quarter our incremental revenues provided 78% gross margin reflecting the operating leverage in our business, allowing us to aggressively invest internally generated cash flow in short payback sales and marketing as well as product enhancement initiatives that we anticipate will lead to continued growth.

“We believe we are proving to be an indispensable partner to organizations - from Silicon Valley big tech to Fortune 500s to venture-funded AI start-ups – which seek to embrace artificial intelligence to modernize or streamline processes or to deliver fundamentally new experiences. We believe that AI implementations will significantly increase over the next several years, providing us with an exciting strategic path.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-888-394-8218	(Domestic)
1 323-701-0225	(International)

1-888-203-1112	(Domestic Replay)
1-719-457-0820	(International Replay)

Passcode on both: 3117355

It is recommended that participants dial in approximately 10 minutes prior to the start of the call.  Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a leading data engineering company. Prestigious companies across the globe turn to Innodata for help with their biggest data challenges. By combining advanced machine learning and artificial intelligence (ML/AI) technologies, a global workforce of over 3,500 subject matter experts, and a high-security infrastructure, we’re helping usher in the promise of digital data and ubiquitous AI.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as “project,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “forecast,” “predict,” “likely,” “goals,” “estimate,” “plan,” “potential,” or the negatives thereof and other similar expressions generally identify forward-looking statements, which speak only as of the date hereof.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including without limitation, the expected or potential effects of the novel coronavirus (COVID-19) pandemic and the responses of governments, the general global population, our customers, and the Company thereto; that contracts may be terminated by clients; projected or committed volumes of work may not materialize; continuing Digital Data Solutions segment reliance on project-based work and the primarily at-will nature of such contracts and the ability of these clients to reduce, delay or cancel projects; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; potential inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; a continued downturn in or depressed market conditions, whether as a result of the COVID-19 pandemic or otherwise; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans that give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, client, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, uncertainty around the COVID-19 pandemic and the effects of the global response thereto and the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 15, 2021, as updated or amended by our other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the Federal securities laws.

Company Contact

Marcia Novero

Innodata Inc.

mnovero@innodata.com

(201) 371-8015

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Services and Solutions	$13,883	$11,059	$26,665	$22,750
SaaS Platforms	3,166	2,804	6,351	5,643
Total	17,049	13,863	33,016	28,393
Direct operating costs	10,424	9,438	20,660	19,109
Foreign exchange (gain) loss	(15)	244	(155)	316
	10,409	9,682	20,505	19,425

Gross Profit	6,640	4,181	12,511	8,968
Operating expenses:
Research and development	323	357	604	669
Selling and marketing	3,531	1,768	6,180	3,922
General and administrative	3,126	2,336	5,721	4,490
Interest expense	4	28	14	70
	6,984	4,489	12,519	9,151

Loss from operations	(344)	(308)	(8)	(183)
Gain from loan forgiveness	580	-	580	-
Income (loss) before provision for income taxes	236	(308)	572	(183)
Provision for income taxes	366	169	293	574
Consolidated net income (loss)	(130)	(477)	279	(757)
Income (loss) attributable to non-controlling interests	(27)	7	(16)	18
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(103)	$(484)	$295	$(775)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$(0.00)	$(0.02)	$0.01	$(0.03)
Diluted	$(0.00)	$(0.02)	$0.01	$(0.03)
Weighted average shares outstanding:
Basic	26,522	24,409	26,199	24,405
Diluted	26,522	24,409	29,194	24,405

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$22,059	$17,573
Accounts receivable, net	9,686	10,048
Prepaid expenses and other current assets	3,971	4,240
Total current assets	35,716	31,861
Property and equipment, net	7,892	7,227
Right-of-use asset, net	6,146	6,610
Other assets	2,391	2,563
Deferred income taxes, net	2,358	2,187
Intangibles, net	4,247	4,656
Goodwill	2,179	2,150
Total assets	$60,929	$57,254

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$9,542	$4,925
Accrued salaries, wages and related benefits	5,719	5,719
Income and other taxes	3,678	5,000
Long-term obligations – current portion	1,245	1,712
Operating lease liability - current portion	1,048	990
Total current liabilities	21,232	18,346
Deferred income taxes	129	44
Long-term obligations, net of current portion	5,773	6,282
Operating lease liability, net of current portion	5,796	6,332
Total liabilities	32,930	31,004
Non-controlling interests	(3,406)	(3,390)
STOCKHOLDERS' EQUITY	31,405	29,640
Total liabilities and stockholders’ equity	$60,929	$57,254

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW INFORMATION

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$279	$(757)
Non-cash expenses:
Depreciation and amortization	1,370	1,241
Gain on loan forgiveness	(580)	-
Stock-based compensation	614	468
Deferred income tax	(61)	(237)
Pension amortization	322	396
Total	1,665	1,868
Changes in assets and liabilities	3,642	2,167
Cash flows from operating activities	$5,586	$3,278
Cash flows from investing activities	$(1,473)	$(970)
Cash flows from financing activities	$413	$353

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
DDS	$12,997	$9,858	$24,760	$20,267
Synodex	886	1,201	1,905	2,483
Agility	3,166	2,804	6,351	5,642
Total Revenue	$17,049	$13,863	$33,016	$28,393